Exhibit 22.1
Subsidiary Issuers of Guaranteed Securities

As of October 20, 2026, Danaher Corporation (Parent Guarantor) was the sole guarantor of the following senior unsecured notes issued by:

DH Europe Finance S.a.r.l., a Luxembourg company and wholly-owned subsidiary of the Parent Guarantor:
•1.2% EUR notes due 2027

DH Europe Finance II S.a.r.l., a Luxembourg company and wholly-owned subsidiary of the Parent Guarantor:
•Euro-denominated commercial paper
•0.45% EUR notes due 2028
•2.6% USD notes due 2029
•0.75% EUR notes due 2031
•1.35% EUR notes due 2039
•3.25% USD notes due 2039
•1.8% EUR notes due 2049
•3.4% USD notes due 2049

DH Switzerland Finance S.a.r.l., a Luxembourg company and wholly-owned subsidiary of the Parent Guarantor:
•0.4773% CHF notes due 2027
•1.125% CHF notes due 2028
•0.8875% CHF notes due 2029
•1.265% CHF notes due 2033
•1.6249% CHF notes due 2037
•1.94% CHF notes due 2045

DH Japan Finance S.a.r.l., a Luxembourg company and wholly-owned subsidiary of the Parent Guarantor:
•0.3% JPY notes due 2027
•0.65% JPY notes due 2032

DH Masi Finance Inc., a Delaware company and wholly-owned subsidiary of the Parent Guarantor:
•1.65% CHF notes due 2031
•1.88% CHF notes due 2033
•2.10% CHF notes due 2036
•2.25% CHF notes due 2038
•2.38% CHF notes due 2041
•2.51% CHF notes due 2046
•2.50% CHF notes due 2056